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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 4 to Registration Statement No. 333-62929 of I-Flow Corporation on Form S-3 of our reports dated February 19, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 1997, our report dated February 13, 1998 on the combined financial statements of Venture Medical, Inc. and Infusystem II, Inc. as of and for the years ended December 31, 1997 and 1996 appearing in the report on Form 8-K/A of I-Flow Corporation filed on February 9, 1998, and our report dated June 25, 1996 (except for Note 7, as to which the date is July 3, 1996) on the financial statements of Block Medical, Inc. as of December 2, 1995 and December 3, 1994 and for the years ended December 2, 1995, December 3, 1994 and November 27, 1993 appearing in the report on Form 8-K of I-Flow Corporation filed on July 22, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, CA
December 17, 1998